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                                                            EXHIBIT 5.0
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                                March 16, 1998


American Educational Products, Inc.
6550 Gunpark Drive, Suite 200
Boulder, Colorado 80301

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to American Educational Products, Inc. (the "Company") in connection with a Registration Statement to be filed with the United States Securities and Exchange Commission. Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 186,300 shares of the Company's $.05 par value Common Stock (the "Common Stock") which may be issued from time to time by the Company pursuant to the 1997 Stock Incentive Plan (the "Plan").

     In connection with such representation of the Company, we have examined and relied upon the original, or copies certified to our satisfaction, of (I) the Articles of Incorporation and the Amended and Restated By-Laws of the Company; (ii) certain minutes and records of the corporate proceedings of the Company; (iii) the Registration Statement and exhibits thereto; (iv) the Plan; and such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company, and upon other documents, records and instruments of the Company.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company is authorized to issue up to 100,000,000 shares of $.05 par value Common Stock and up to 50,000,000 shares of $.001 par value Preferred Stock.

     3. The 186,300 shares of Common Stock which may be issued from time to time by the Company in accordance with appropriate actions taken by the Board of Directors, have been duly authorized, and when so issued and sold at prices equal to or in excess of the par value per share of the Common Stock and in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                   Sincerely.



                                   Clifford L. Neuman

CLN:ms